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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2007

IXI Mobile, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51259	20-2374143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Shoreway Road, Suite 380, Belmont, California	94002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 551-0600

___________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 15, 2007, the Board of Directors of IXI Mobile, Inc. (“Company”) approved the following changes to the employment agreements of Gadi Meroz, the Company’s Vice President and General Counsel, and Lihi Segal, the Company’s Chief Financial Officer:

•	Mr. Meroz’s salary was increased to $138,000 per year (based on the $/NIS exchange rate at November 15, 2007).

•	Ms. Segal’s salary was increased to $156,000 per year (based on the $/NIS exchange rate at November 15, 2007).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Amendment to employment agreement for Gadi Meroz.

10.2	Amendment to employment agreement for Lihi Segal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 19, 2007

IXI MOBILE, INC.

By:	/s/ Gadi Meroz
Name:	Gadi Meroz
Title:	General Counsel